Exhibit 99.1

MAA

Earnings Release & Supplemental Data

Second Quarter 2025

www.maac.com

TABLE OF CONTENTS
Earnings Release	3
Financial Highlights	6
Consolidated Statements of Operations/Share and Unit Data	7
Consolidated Balance Sheets	8
Reconciliation of Non-GAAP Financial Measures	9
Non-GAAP Financial Measures	12
Other Key Definitions	13
Portfolio Statistics	S-1
Components of Net Operating Income/Components of Same Store Portfolio Property Operating Expenses	S-3
Multifamily Same Store Portfolio NOI Contribution Percentage	S-4
Multifamily Same Store Portfolio Comparisons	S-5
Multifamily Development Pipeline/Multifamily Lease-up Communities/Multifamily Interior Redevelopment, WiFi Retrofit and Property Repositioning Activity	S-8
Acquisition Activity/Disposition Activity/Debt and Debt Covenants as of June 30, 2025	S-9
2025 Guidance/Reconciliation of Earnings per Diluted Common Share to Core FFO and Core AFFO per Diluted Share for Full Year 2025 Guidance	S-11
Credit Ratings/Common Stock/Investor Relations Data	S-12

EARNINGS RELEASE

MAA REPORTS SECOND QUARTER 2025 RESULTS

GERMANTOWN, TN, July 30, 2025/PRNewswire/ -- Mid-America Apartment Communities, Inc., or MAA (NYSE: MAA), today announced operating results for the three months ended June 30, 2025.

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Earnings per common share - diluted (1)	$0.92	$0.86	$2.46	$2.09

Funds from operations (FFO) per Share - diluted (1)	$2.19	$2.06	$4.39	$4.47

Core FFO per Share - diluted (1)	$2.15	$2.22	$4.35	$4.44
(1)
A reconciliation of Net income available for MAA common shareholders to FFO and Core FFO is found later in this release.

Brad Hill, President and Chief Executive Officer, said, “Second quarter Core FFO results exceeded our expectations. Despite increased macroeconomic uncertainty, we are encouraged by the record demand for rental housing that persists in our markets, leading to second quarter blended lease performance 40 bps higher than last year. Our uniquely diversified portfolio, backed by a strong operating and resident service platform, delivered record resident retention and robust renewal pricing, resulting in strong occupancy and a 100 bps sequential improvement in Same Store blended pricing. As we move further from the peak level of supply reached in 2024, the strengthening demand/supply dynamic coupled with our growing development pipeline, which is nearing $1 billion, should support robust revenue and earnings performance and enhance long-term value creation.”

•
During the second quarter of 2025, MAA's Same Store effective blended lease rate growth was 0.5%. On a sequential basis, the 100 basis point improvement in Same Store effective blended lease rate growth was driven by a 150 basis point improvement in new lease pricing and a 20 basis point improvement in renewal pricing from the first quarter of 2025.
•
As of June 30, 2025, resident turnover in the Same Store Portfolio remained historically low at 41.0% with a record low level of move-outs associated with buying single family-homes of 11.0%.
•
During the second quarter of 2025, MAA began construction on a 336-unit multifamily apartment community located in Charleston, South Carolina. As of June 30, 2025, MAA had eight communities under development with total expected costs of $942.5 million. MAA also had four recently completed development communities and two recently acquired communities in lease-up with a total cost to date of $573.9 million.

Same Store Operating Results

Same Store results for the three and six months ended June 30, 2025 as compared to the same period in the prior year are summarized below:

	Three months ended June 30, 2025 vs. 2024				Six months ended June 30, 2025 vs. 2024
	Revenues(1)	Expenses	NOI(2)	Average Effective Rent per Unit	Revenues(1)	Expenses	NOI(2)	Average Effective Rent per Unit
Same Store Operating Growth	-0.3%	3.8%	-2.6%	-0.5%	-0.1%	2.5%	-1.6%	-0.5%
(1)
Includes 2.4% increase in other property revenues.
(2)
A reconciliation of Net income available for MAA common shareholders to NOI, including Same Store NOI, is found later in this release.

Same Store operating statistics for the three and six months ended June 30, 2025 are summarized below:

	Three months ended June 30, 2025		Six months ended June 30, 2025		As of June 30, 2025
	Average Effective Rent per Unit	Average Physical Occupancy	Average Effective Rent per Unit	Average Physical Occupancy	Resident Turnover
Same Store Operating Statistics	$1,690	95.4%	$1,690	95.5%	41.0%

Same Store net effective lease pricing statistics for the three and six months ended June 30, 2025 are summarized below:

Same Store Net Effective Lease Pricing Statistics	Three Months Ended June 30, 2025	Six Months Ended June 30, 2025
Effective Blended Lease Rate Growth	0.5%	0.2%
Effective New Lease Rate Growth	-4.8%	-5.4%
Effective Renewal Lease Rate Growth	4.7%	4.6%

Development and Lease-up Activity

A summary of MAA’s development communities under construction as of the end of the second quarter of 2025 is set forth below (dollars in thousands):

	Units as of			Development Costs as of			Expected Project
Total	June 30, 2025			June 30, 2025			Completions By Year
Development				Expected	Costs	Expected
Projects (1)	Total	Delivered	Leased	Total	to Date	Remaining	2025	2026	2027	2028
8	2,648	549	248	$942,500	$616,296	$326,204	2	4	1	1
(1)
Two of the development projects are currently leasing.

In June 2025, MAA closed on the acquisition of a land parcel located in Charleston, South Carolina through our pre-purchase development program and began construction on a 336-unit multifamily apartment community.

During the second quarter of 2025, MAA funded approximately $92 million of costs for current and planned development projects, including predevelopment activities.

A summary of the total units, physical occupancy and cost of MAA’s lease-up communities as of the end of the second quarter of 2025 is set forth below (dollars in thousands):

Total	As of June 30, 2025
Lease-Up	Total	Physical	Costs
Projects (1)	Units	Occupancy	to Date
6	2,101	80.7%	$573,896

(1)
Three of the lease-up projects are expected to stabilize in the third quarter of 2025, two in the fourth quarter of 2025 and one in the second quarter of 2026.

During the second quarter of 2025, MAA completed the lease-up of MAA Boggy Creek, located in Orlando, Florida.

Balance Sheet and Financing Activities

As of June 30, 2025, MAA had $1.0 billion of combined cash and available capacity under MAALP’s unsecured revolving credit facility. MAALP is a reference to MAA’s operating partnership, Mid-America Apartments, L.P.

Dividends and distributions paid on shares of common stock and noncontrolling interests during the second quarter of 2025 were $181.8 million, as compared to $176.3 million for the same period in the prior year.

Balance sheet highlights as of June 30, 2025 are summarized below (dollars in billions):

Total debt to adjusted total assets (1)	Net Debt/Adjusted EBITDAre (2)	Total debt outstanding	Average effective interest rate	Fixed rate debt as a % of total debt	Total debt average years to maturity
28.9%	4.0x	$5.0	3.8%	93.8%	6.7
(1)
As defined in the covenants for the bonds issued by MAALP.
(2)
Adjusted EBITDAre is calculated for the trailing twelve month period ended June 30, 2025. A reconciliation of Unsecured notes payable, net and Secured notes payable, net to Net Debt and a reconciliation of Net income to Adjusted EBITDAre are found later in this release.

126th Consecutive Quarterly Common Dividend Declared

MAA declared its 126th consecutive quarterly common dividend, which will be paid on July 31, 2025 to holders of record on July 15, 2025. The current annual dividend rate is $6.06 per common share. The timing and amount of future dividends will depend on actual cash flows from operations, MAA’s financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986 and other factors as MAA’s Board of Directors deems relevant. MAA’s Board of Directors may modify the dividend policy from time to time.

2025 Earnings and Same Store Guidance

MAA is updating its prior 2025 guidance for Earnings per diluted common share, Core FFO per diluted Share, Core AFFO per diluted Share and Same Store performance. MAA expects to provide updates to its 2025 Earnings per diluted common share, Core FFO per diluted Share and Core AFFO per diluted Share guidance on a quarterly basis.

FFO, Core FFO and Core AFFO are non-GAAP financial measures. Acquisition and disposition activity materially affects depreciation and capital gains or losses, which combined, generally represent the majority of the difference between Net income available for common shareholders and FFO. As discussed in the definitions of non-GAAP financial measures found later in this release, MAA’s definition of FFO is in accordance with the National Association of Real Estate Investment Trusts’, or NAREIT’s, definition, and Core FFO represents FFO as adjusted for items that are not considered part of MAA’s core business operations. MAA believes that Core FFO is helpful in understanding operating performance in that Core FFO excludes not only depreciation expense of real estate assets and certain other non-routine items, but it also excludes certain items that by their nature are not comparable over periods and therefore tend to obscure actual operating performance.

2025 Guidance	Previous Range	Previous Midpoint	Revised Range	Revised Midpoint
Earnings:	Full Year 2025	Full Year 2025	Full Year 2025	Full Year 2025
Earnings per common share - diluted	$5.51 to $5.83	$5.67	$5.25 to $5.49	$5.37
Core FFO per Share - diluted	$8.61 to $8.93	$8.77	$8.65 to $8.89	$8.77
Core AFFO per Share - diluted	$7.63 to $7.95	$7.79	$7.67 to $7.91	$7.79

MAA Same Store Portfolio:
Property revenue growth	-0.35% to 1.15%	0.40%	-0.20% to 0.40%	0.10%
Property operating expense growth	2.45% to 3.95%	3.20%	1.75% to 2.75%	2.25%
NOI growth	-2.15% to -0.15%	-1.15%	-1.90% to -0.40%	-1.15%

MAA expects Core FFO for the third quarter of 2025 to be in the range of $2.08 to $2.24 per diluted Share, or $2.16 per diluted Share at the midpoint. The projected difference from Core FFO per diluted Share for the second quarter of 2025 to the midpoint of MAA's guidance for the third quarter of 2025 is summarized below:

Core FFO per diluted Share
Q2 2025 per diluted Share reported results	$2.15
Same Store NOI	0.02
Development, Lease-up and Other Non-Same Store NOI	0.01
Total overhead	(0.01)
Interest expense and Other non-operating income (expense)	(0.01)
Q3 2025 per diluted Share guidance midpoint	$2.16

MAA does not forecast Earnings per diluted common share on a quarterly basis as MAA generally cannot predict the timing of forecasted acquisition and disposition activity within a particular quarter (rather than during the course of the full year). Additional details and guidance items are provided in the Supplemental Data to this release.

Supplemental Material and Conference Call

Supplemental Data to this release can be found on the “For Investors” page of the MAA website at www.maac.com. MAA will host a conference call to further discuss second quarter results on July 31, 2025, at 9:00 AM Central Time. The conference call-in number is (800) 715-9871. You may also join the live webcast of the conference call by accessing the “For Investors” page of the MAA website at www.maac.com. MAA’s filings with the Securities and Exchange Commission (SEC) are filed under the registrant names of Mid-America Apartment Communities, Inc. and Mid-America Apartments, L.P.

About MAA

MAA, an S&P 500 company, is a real estate investment trust (REIT) focused on delivering full-cycle and superior investment performance for shareholders through the ownership, management, acquisition, development and redevelopment of quality apartment communities primarily in the Southeast, Southwest and Mid-Atlantic regions of the United States. As of June 30, 2025, MAA had ownership interest in 104,347 apartment units, including communities currently in development, across 16 states and the District of Columbia. For further details, please visit the MAA website at www.maac.com or contact Investor Relations at investor.relations@maac.com, or via mail at MAA, 6815 Poplar Ave., Suite 500, Germantown, TN 38138, Attn: Investor Relations.

Forward-Looking Statements

This release (as well as the Supplemental Data to this release) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements do not discuss historical fact, but instead are statements related to expectations, projections, intentions, assumptions and beliefs regarding the future. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “forecasts,” “projects,” “assumes,” “will,” “may,” “could,” “should,” “budget,” “target,” “outlook,” “proforma,” “opportunity,” “guidance” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding quarterly and full year 2025 guidance (including earnings guidance, Same Store Portfolio guidance and other related projections and assumptions), development costs for our development communities, timelines for occupancy, completion and stabilization of our development communities, and timelines for stabilization of our lease-up communities. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, as described below, which may cause our actual results, performance, achievements or outcomes to be materially different from the future results, performance, achievements or outcomes expressed or implied by such forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such statements should not be regarded as a representation by us or any other person that the results, performance, achievements or outcomes described in such statements will be achieved.

The following factors, among others, could cause our actual results, performance, achievements or outcomes to differ materially from those expressed or implied in the forward-looking statements: adverse effects on occupancy levels and rental revenues due to unfavorable market and economic conditions; adverse changes in real estate markets, including changes in supply and/or demand for multifamily housing or increased competition from alternative housing options; failure of development communities to be completed within budget and on a timely basis, if at all, to lease-up as anticipated or to achieve anticipated results; unexpected capital needs; material changes in operating costs, including real estate taxes, utilities and insurance costs, due to inflation and other factors; losses due to uninsured risks, deductibles and self-insured retentions, or losses from catastrophes in excess of coverage limits; ability to obtain financing at favorable rates, if at all, or refinance existing debt as it matures; level and volatility of interest or capitalization rates or capital market conditions; changes in the legal requirements we are subject to, or the imposition of new legal requirements, that adversely affect our operations; extreme weather and natural disasters; disease outbreaks and other public health events and measures that are taken by federal, state, and local governmental authorities in response to such outbreaks and events; legal proceedings or class action lawsuits; and other risks identified in our annual report on Form 10-K for the year ended December 31, 2024, our quarterly reports on Form 10-Q and other reports we file with the SEC from time to time.

Except as required by law, we undertake no obligation to publicly update or revise forward-looking statements contained in this release to reflect events, circumstances or changes in expectations after the date of this release.

FINANCIAL HIGHLIGHTS

Dollars in thousands, except per share data	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Rental and other property revenues	$549,902	$546,435	$1,099,197	$1,090,057

Net income available for MAA common shareholders	$107,205	$101,031	$287,956	$243,858

Total NOI (1)	$335,248	$340,639	$683,190	$686,459

Earnings per common share: (2)
Basic	$0.92	$0.86	$2.46	$2.09
Diluted	$0.92	$0.86	$2.46	$2.09

Funds from operations per Share - diluted: (2)
FFO (1)	$2.19	$2.06	$4.39	$4.47
Core FFO (1)	$2.15	$2.22	$4.35	$4.44
Core AFFO (1)	$1.85	$1.92	$3.89	$3.98

Dividends declared per common share	$1.5150	$1.4700	$3.0300	$2.9400

Dividends/Core FFO (diluted) payout ratio	70.5%	66.2%	69.7%	66.2%
Dividends/Core AFFO (diluted) payout ratio	81.9%	76.6%	77.9%	73.9%

Consolidated interest expense	$45,111	$41,265	$90,272	$81,626
Debt discount and debt issuance cost amortization	(1,624)	(1,213)	(3,241)	(3,055)
Capitalized interest	5,048	3,724	10,153	7,140
Total interest incurred	$48,535	$43,776	$97,184	$85,711

(1)
The following reconciliations are found later in this release: (i) Net income available for MAA common shareholders to NOI; and (ii) Net income available for MAA common shareholders to FFO, Core FFO and Core AFFO.
(2)
See the “Share and Unit Data” section for additional information.

Dollars in thousands, except share price	June 30, 2025	December 31, 2024
Gross Assets (1)	$17,466,996	$17,170,171
Gross Real Estate Assets (1)	$17,228,793	$16,924,002
Total debt	$5,048,143	$4,980,957
Common shares and units outstanding	120,021,067	119,958,973
Share price	$148.01	$154.57
Book equity value	$6,090,400	$6,147,664
Market equity value	$17,764,318	$18,542,058
Net Debt/Adjusted EBITDAre (2)	4.0x	4.0x
(1)
Reconciliations of Total assets to Gross Assets and Real estate assets, net, to Gross Real Estate Assets are found later in this release.
(2)
Adjusted EBITDAre is calculated for the trailing twelve month period for each date presented. The following reconciliations are found later in this release: (i) Unsecured notes payable, net and Secured notes payable, net to Net Debt; and (ii) Net income to EBITDA, EBITDAre and Adjusted EBITDAre.

CONSOLIDATED STATEMENTS OF OPERATIONS

Dollars in thousands, except per share data (Unaudited)	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Revenues:
Rental and other property revenues	$549,902	$546,435	$1,099,197	$1,090,057
Expenses:
Operating expenses, excluding real estate taxes and insurance	132,465	126,213	257,420	244,412
Real estate taxes and insurance	82,189	79,583	158,587	159,186
Depreciation and amortization	153,521	145,022	305,871	288,042
Total property operating expenses	368,175	350,818	721,878	691,640
Property management expenses	17,511	17,201	38,089	37,196
General and administrative expenses	12,813	12,671	28,432	29,716
Interest expense	45,111	41,265	90,272	81,626
Loss (gain) on sale of depreciable real estate assets	69	23	(71,842)	25
Other non-operating (income) expense	(4,722)	19,244	(5,556)	(4,282)
Income before income tax expense	110,945	105,213	297,924	254,136
Income tax expense	(600)	(1,020)	(1,638)	(2,815)
Income from continuing operations before real estate joint venture activity	110,345	104,193	296,286	251,321
Income from real estate joint venture	530	469	995	951
Net income	110,875	104,662	297,281	252,272
Net income attributable to noncontrolling interests	2,748	2,709	7,481	6,570
Net income available for shareholders	108,127	101,953	289,800	245,702
Dividends to MAA Series I preferred shareholders	922	922	1,844	1,844
Net income available for MAA common shareholders	$107,205	$101,031	$287,956	$243,858

Earnings per common share - basic:
Net income available for common shareholders	$0.92	$0.86	$2.46	$2.09

Earnings per common share - diluted:
Net income available for common shareholders	$0.92	$0.86	$2.46	$2.09

SHARE AND UNIT DATA

Shares and units in thousands	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net Income Shares (1)
Weighted average common shares - basic	116,976	116,783	116,908	116,727
Effect of dilutive securities	187	—	241	—
Weighted average common shares - diluted	117,163	116,783	117,149	116,727
Funds From Operations Shares And Units
Weighted average common shares and units - basic	119,950	119,888	119,932	119,848
Weighted average common shares and units - diluted	120,015	119,944	119,995	119,901
Period End Shares And Units
Common shares at June 30,	117,071	116,858	117,071	116,858
Operating Partnership units at June 30,	2,950	3,094	2,950	3,094
Total common shares and units at June 30,	120,021	119,952	120,021	119,952

(1)
For additional information on the calculation of diluted common shares and earnings per common share, please refer to the Notes to the Condensed Consolidated Financial Statements in MAA’s Quarterly Report on Form 10-Q for the three months ended June 30, 2025, expected to be filed with the SEC on or about July 31, 2025.

CONSOLIDATED BALANCE SHEETS

Dollars in thousands (Unaudited)
	June 30, 2025	December 31, 2024
Assets
Real estate assets:
Land	$2,105,602	$2,096,912
Buildings and improvements and other	14,468,733	14,160,799
Development and capital improvements in progress	484,955	470,282
	17,059,290	16,727,993
Less: Accumulated depreciation	(5,631,399)	(5,327,584)
	11,427,891	11,400,409
Undeveloped land	73,359	73,359
Investment in real estate joint venture	41,662	41,650
Real estate assets, net	11,542,912	11,515,418

Cash and cash equivalents	54,482	43,018
Restricted cash	13,634	13,743
Other assets	224,569	232,426
Assets held for sale	—	7,764
Total assets	$11,835,597	$11,812,369

Liabilities and equity
Liabilities:
Unsecured notes payable, net	$4,687,813	$4,620,690
Secured notes payable, net	360,330	360,267
Accrued expenses and other liabilities	697,054	683,748
Total liabilities	5,745,197	5,664,705

Redeemable common stock	21,135	22,230

Shareholders’ equity:
Preferred stock	9	9
Common stock	1,168	1,166
Additional paid-in capital	7,431,627	7,417,453
Accumulated distributions in excess of net income	(1,535,340)	(1,469,557)
Accumulated other comprehensive loss	(6,110)	(6,940)
Total MAA shareholders’ equity	5,891,354	5,942,131
Noncontrolling interests - Operating Partnership units	147,439	155,409
Total shareholders’ equity	6,038,793	6,097,540
Noncontrolling interests - consolidated real estate entities	30,472	27,894
Total equity	6,069,265	6,125,434
Total liabilities and equity	$11,835,597	$11,812,369

RECONCILIATION OF NET INCOME AVAILABLE FOR MAA COMMON SHAREHOLDERS TO FFO, CORE FFO, CORE AFFO AND FAD

Amounts in thousands, except per share and unit data	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net income available for MAA common shareholders	$107,205	$101,031	$287,956	$243,858
Depreciation and amortization of real estate assets	152,149	143,623	303,140	285,214
Loss (gain) on sale of depreciable real estate assets	69	23	(71,842)	25
MAA’s share of depreciation and amortization of real estate assets of real estate joint venture	167	154	331	309
Net income attributable to noncontrolling interests	2,748	2,709	7,481	6,570
FFO attributable to common shareholders and unitholders	262,338	247,540	527,066	535,976
(Gain) loss on embedded derivative in preferred shares (1)	(1,693)	9,286	(1,283)	(3,806)
Loss (gain) on investments, net of tax (1)(2)	317	685	(337)	(3,405)
Casualty related (recoveries) charges, net (1)	(3,346)	1,135	(3,568)	(3,950)
Legal costs, settlements and (recoveries), net (1)(3)	—	8,000	—	8,000
Core FFO attributable to common shareholders and unitholders	257,616	266,646	521,878	532,815
Recurring capital expenditures	(35,343)	(36,341)	(55,449)	(55,275)
Core AFFO attributable to common shareholders and unitholders	222,273	230,305	466,429	477,540
Redevelopment capital expenditures	(15,435)	(11,624)	(32,844)	(20,998)
Revenue enhancing capital expenditures	(20,104)	(25,629)	(35,292)	(38,642)
Commercial capital expenditures	(2,755)	(1,867)	(6,729)	(3,070)
Other capital expenditures (4)	(12,048)	(12,912)	(27,489)	(22,115)
FAD attributable to common shareholders and unitholders	$171,931	$178,273	$364,075	$392,715

Dividends and distributions paid	$181,814	$176,304	$363,581	$352,495

Weighted average common shares - diluted	117,163	116,783	117,149	116,727
FFO weighted average common shares and units - diluted	120,015	119,944	119,995	119,901

Earnings per common share - diluted:
Net income available for MAA common shareholders	$0.92	$0.86	$2.46	$2.09

FFO per Share - diluted	$2.19	$2.06	$4.39	$4.47
Core FFO per Share - diluted	$2.15	$2.22	$4.35	$4.44
Core AFFO per Share - diluted	$1.85	$1.92	$3.89	$3.98

(1)
Included in Other non-operating (income) expense in the Consolidated Statements of Operations.
(2)
For the three months ended June 30, 2025 and 2024, loss on investments is presented net of tax benefit of $0.1 million and $0.2 million, respectively. For the six months ended June 30, 2025 and 2024, gain on investments is presented net of tax expense of $0.1 million and $0.9 million, respectively.
(3)
During the three and six months ended June 30, 2024, in accordance with its accounting policies, MAA recognized $8.0 million of accrued legal defense costs that are expected to be incurred through July 2027.
(4)
For the three and six months ended June 30, 2024, $0.9 million of reconstruction-related capital expenditures relating to storm costs that have been reimbursed through insurance coverage are excluded from other capital expenditures.

RECONCILIATION OF NET INCOME AVAILABLE FOR MAA COMMON SHAREHOLDERS TO NET OPERATING INCOME

Dollars in thousands	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net income available for MAA common shareholders	$107,205	$180,751	$101,031	$287,956	$243,858
Depreciation and amortization	153,521	152,350	145,022	305,871	288,042
Property management expenses	17,511	20,578	17,201	38,089	37,196
General and administrative expenses	12,813	15,619	12,671	28,432	29,716
Interest expense	45,111	45,161	41,265	90,272	81,626
Loss (gain) on sale of depreciable real estate assets	69	(71,911)	23	(71,842)	25
Other non-operating (income) expense	(4,722)	(834)	19,244	(5,556)	(4,282)
Income tax expense	600	1,038	1,020	1,638	2,815
Income from real estate joint venture	(530)	(465)	(469)	(995)	(951)
Net income attributable to noncontrolling interests	2,748	4,733	2,709	7,481	6,570
Dividends to MAA Series I preferred shareholders	922	922	922	1,844	1,844
Total NOI	$335,248	$347,942	$340,639	$683,190	$686,459

Same Store NOI	$319,612	$332,795	$328,310	$652,407	$662,954
Non-Same Store and Other NOI	15,636	15,147	12,329	30,783	23,505
Total NOI	$335,248	$347,942	$340,639	$683,190	$686,459

RECONCILIATION OF NET INCOME TO EBITDA, EBITDAre AND ADJUSTED EBITDAre

Dollars in thousands	Three Months Ended		Twelve Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	December 31, 2024
Net income	$110,875	$104,662	$586,585	$541,576
Depreciation and amortization	153,521	145,022	603,445	585,616
Interest expense	45,111	41,265	177,190	168,544
Income tax expense	600	1,020	4,063	5,240
EBITDA	310,107	291,969	1,371,283	1,300,976
Loss (gain) on sale of depreciable real estate assets	69	23	(126,870)	(55,003)
Gain on consolidation of third-party development (1)	—	—	(11,239)	(11,239)
Adjustments to reflect MAA’s share of EBITDAre of unconsolidated affiliates	351	339	1,384	1,363
EBITDAre	310,527	292,331	1,234,558	1,236,097
(Gain) loss on embedded derivative in preferred shares (1)	(1,693)	9,286	21,274	18,751
Loss (gain) on investments (1)	397	859	(3,908)	(7,809)
Casualty related (recoveries) charges, net (1)	(3,346)	1,135	(8,944)	(9,326)
Legal costs, settlements and (recoveries), net (1)(2)	—	8,000	1,437	9,437
Adjusted EBITDAre	$305,885	$311,611	$1,244,417	$1,247,150

(1)
Included in Other non-operating (income) expense in the Consolidated Statements of Operations.
(2)
During the three months ended June 30, 2024 and twelve months ended December 31, 2024, in accordance with its accounting policies, MAA recognized $8.0 million of accrued legal defense costs that are expected to be incurred through July 2027.

RECONCILIATION OF UNSECURED NOTES PAYABLE, NET AND SECURED NOTES PAYABLE, NET TO NET DEBT

Dollars in thousands
	June 30, 2025	December 31, 2024
Unsecured notes payable, net	$4,687,813	$4,620,690
Secured notes payable, net	360,330	360,267
Total debt	5,048,143	4,980,957
Cash and cash equivalents	(54,482)	(43,018)
Net Debt	$4,993,661	$4,937,939

RECONCILIATION OF TOTAL ASSETS TO GROSS ASSETS

Dollars in thousands
	June 30, 2025	December 31, 2024
Total assets	$11,835,597	$11,812,369
Accumulated depreciation	5,631,399	5,327,584
Accumulated depreciation for Assets held for sale (1)	—	30,218
Gross Assets	$17,466,996	$17,170,171
(1)
Included in Assets held for sale in the Consolidated Balance Sheets.

RECONCILIATION OF REAL ESTATE ASSETS, NET TO GROSS REAL ESTATE ASSETS

Dollars in thousands
	June 30, 2025	December 31, 2024
Real estate assets, net	$11,542,912	$11,515,418
Accumulated depreciation	5,631,399	5,327,584
Assets held for sale, net	—	7,764
Accumulated depreciation for Assets held for sale (1)	—	30,218
Cash and cash equivalents	54,482	43,018
Gross Real Estate Assets	$17,228,793	$16,924,002
(1)
Included in Assets held for sale in the Consolidated Balance Sheets.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDAre

For purposes of calculations in this release, Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization for real estate, or Adjusted EBITDAre, represents EBITDAre further adjusted for items that are not considered part of MAA’s core operations such as adjustments related to the fair value of the embedded derivative in the MAA Series I preferred shares, gain or loss on sale of non-depreciable assets, gain or loss on investments, casualty related charges (recoveries), net, gain or loss on debt extinguishment and legal costs, settlements and (recoveries), net. As an owner and operator of real estate, MAA considers Adjusted EBITDAre to be an important measure of performance from core operations because Adjusted EBITDAre excludes various income and expense items that are not indicative of operating performance. MAA’s computation of Adjusted EBITDAre may differ from the methodology utilized by other companies to calculate Adjusted EBITDAre. Adjusted EBITDAre should not be considered as an alternative to Net income as an indicator of operating performance.

Core Adjusted Funds from Operations (Core AFFO)

Core AFFO is composed of Core FFO less recurring capital expenditures. Because net income attributable to noncontrolling interests is added back, Core AFFO, when used in this release, represents Core AFFO attributable to common shareholders and unitholders. Core AFFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. As an owner and operator of real estate, MAA considers Core AFFO to be an important measure of performance from operations because Core AFFO measures the ability to control revenues, expenses and recurring capital expenditures.

Core Funds from Operations (Core FFO)

Core FFO represents FFO as adjusted for items that are not considered part of MAA’s core business operations such as adjustments related to the fair value of the embedded derivative in the MAA Series I preferred shares; gain or loss on sale of non-depreciable assets; gain or loss on investments, net of tax; casualty related charges (recoveries), net; gain or loss on debt extinguishment; legal costs, settlements and (recoveries), net, and mark-to-market debt adjustments. Because net income attributable to noncontrolling interests is added back, Core FFO, when used in this release, represents Core FFO attributable to common shareholders and unitholders. While MAA's definition of Core FFO may be similar to others in the industry, MAA’s methodology for calculating Core FFO may differ from that utilized by other REITs and, accordingly, may not be comparable to such other REITs. Core FFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. MAA believes that Core FFO is helpful in understanding its core operating performance between periods in that it removes certain items that by their nature are not comparable over periods and therefore tend to obscure actual operating performance.

EBITDA

For purposes of calculations in this release, Earnings Before Interest, Income Taxes, Depreciation and Amortization, or EBITDA, is composed of net income plus depreciation and amortization, interest expense, and income taxes. As an owner and operator of real estate, MAA considers EBITDA to be an important measure of performance from core operations because EBITDA excludes various expense items that are not indicative of operating performance. EBITDA should not be considered as an alternative to Net income as an indicator of operating performance.

EBITDAre

For purposes of calculations in this release, Earnings Before Interest, Income Taxes, Depreciation and Amortization for real estate, or EBITDAre, is composed of EBITDA further adjusted for the gain or loss on sale of depreciable assets, gain on consolidation of third-party development and adjustments to reflect MAA’s share of EBITDAre of an unconsolidated affiliate. As an owner and operator of real estate, MAA considers EBITDAre to be an important measure of performance from core operations because EBITDAre excludes various expense items that are not indicative of operating performance. While MAA’s definition of EBITDAre is in accordance with NAREIT’s definition, it may differ from the methodology utilized by other companies to calculate EBITDAre. EBITDAre should not be considered as an alternative to Net income as an indicator of operating performance.

Funds Available for Distribution (FAD)

FAD is composed of Core FFO less total capital expenditures, excluding development spending, property acquisitions, capital expenditures relating to significant casualty losses that management expects to be reimbursed by insurance proceeds and corporate related capital expenditures. Because net income attributable to noncontrolling interests is added back, FAD, when used in this release, represents FAD attributable to common shareholders and unitholders. FAD should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. As an owner and operator of real estate, MAA considers FAD to be an important measure of performance from core operations because FAD measures the ability to control revenues, expenses and capital expenditures.

Funds From Operations (FFO)

FFO represents net income available for MAA common shareholders (calculated in accordance with GAAP) excluding gain or loss on disposition of operating properties, asset impairment and gain on consolidation of third-party development, plus depreciation and amortization of real estate assets, net income attributable to noncontrolling interests and adjustments for joint ventures. Because net income attributable to noncontrolling interests is added back, FFO, when used in this release, represents FFO attributable to common shareholders and unitholders. While MAA’s definition of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other companies and, accordingly, may not be comparable to such other companies. FFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. MAA believes that FFO is helpful in understanding operating performance in that FFO excludes depreciation and amortization of real estate assets. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

Gross Assets

Gross Assets represents Total assets plus Accumulated depreciation and Accumulated depreciation for Assets held for sale. MAA believes that Gross Assets can be used as a helpful tool in evaluating its balance sheet positions. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

Gross Real Estate Assets

Gross Real Estate Assets represents Real estate assets, net plus Accumulated depreciation, Assets held for sale, net, Accumulated depreciation for Assets held for sale, Cash and cash equivalents and 1031(b) exchange proceeds included in Restricted cash. MAA believes that Gross Real Estate Assets can be used as a helpful tool in evaluating its balance sheet positions. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

Net Debt

Net Debt represents Unsecured notes payable,net and Secured notes payable,net less Cash and cash equivalents and 1031(b) exchange proceeds included in Restricted cash. MAA believes Net Debt is a helpful tool in evaluating its debt position.

NON-GAAP FINANCIAL MEASURES (Continued)

Net Operating Income (NOI)

Net Operating Income represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties held during the period, regardless of their status as held for sale. NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes NOI is a helpful tool in evaluating operating performance because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

Non-Same Store and Other NOI

Non-Same Store and Other NOI represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties classified within the Non-Same Store and Other Portfolio during the period. Non-Same Store and Other NOI includes storm-related expenses related to severe weather events, including hurricanes and winter storms. Non-Same Store and Other NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes Non-Same Store and Other NOI is a helpful tool in evaluating operating performance because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

Same Store NOI

Same Store NOI represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties classified within the Same Store Portfolio during the period. Same Store NOI excludes storm-related expenses related to severe weather events, including hurricanes and winter storms. Same Store NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes Same Store NOI is a helpful tool in evaluating operating performance because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

OTHER KEY DEFINITIONS

Average Effective Rent per Unit

Average Effective Rent per Unit represents the average of gross rent amounts after the effect of leasing concessions for occupied units plus prevalent market rates asked for unoccupied units, divided by the total number of units. Leasing concessions represent discounts to the current market rate. MAA believes average effective rent is a helpful measurement in evaluating average pricing. It does not represent actual rental revenue collected per unit.

Average Physical Occupancy

Average Physical Occupancy represents the average of the daily physical occupancy for an applicable period.

Development Communities

Communities remain identified as development until certificates of occupancy are obtained for all units under development. Once all units are delivered and available for occupancy, the community moves into the Lease-up Communities portfolio.

Effective Blended Lease Rate Growth

Effective Blended Lease Rate Growth represents the combined weighted average of Effective New Lease Rate Growth and Effective Renewal Lease Rate Growth from our Same Store Portfolio for the applicable period.

Effective New Lease Rate Growth

Effective New Lease Rate Growth represents the growth in gross rent amounts after the effect of leasing concessions for new leases from our Same Store Portfolio that were effective during the applicable period as compared to the prior lease.

Effective Renewal Lease Rate Growth

Effective Renewal Lease Rate Growth represents the growth in gross rent amounts after the effect of leasing concessions for renewal leases from our Same Store Portfolio that were effective during the applicable period as compared to the prior lease.

Lease-up Communities

New acquisitions acquired during lease-up and newly developed communities remain in the Lease-up Communities portfolio until stabilized. Communities are considered stabilized when achieving 90% average physical occupancy for 90 days.

Non-Same Store and Other Portfolio

Non-Same Store and Other Portfolio includes recently acquired communities, communities in development or lease-up, communities that have been disposed of or identified for disposition, communities that have experienced a significant casualty loss, stabilized communities that do not meet the requirements defined by the Same Store Portfolio, retail properties and commercial properties.

Resident Turnover

Resident turnover represents resident move outs excluding transfers within the Same Store Portfolio as a percentage of expiring leases on a trailing twelve month basis as of the end of the reported quarter.

Same Store Portfolio (or Same Store)

MAA reviews its Same Store Portfolio at the beginning of each calendar year, or as significant transactions or events warrant. Communities are generally added into the Same Store Portfolio if they were owned and stabilized at the beginning of the previous year. Communities are considered stabilized when achieving 90% average physical occupancy for 90 days. Communities that have been approved by MAA’s Board of Directors for disposition are excluded from the Same Store Portfolio. Communities that have experienced a significant casualty loss are also excluded from the Same Store Portfolio.

CONTACT: Investor Relations of MAA, 866-576-9689 (toll free), investor.relations@maac.com